                                                                      Exhibit 21

                       SIGNIFICANT SUBSIDIARIES OF DANIEL


NAME OF SUBSIDIARY *                                        JURISDICTION OF INCORPORATION
--------------------                                        -----------------------------
Daniel Measurement and Control, Inc.                                             Delaware
       Daniel Industries Canada Inc.                                               Canada

Daniel Measurement Services, Inc.                                                Delaware
       Metco Services, Ltd.                                                United Kingdom

Daniel Industries Foreign Sales Corporation                                Virgin Islands

Daniel Valve Company                                                             Delaware
       Oilfied Fabricating & Machine, Inc.                                          Texas

Bettis Corporation                                                               Delaware
       Bettis Holdings, Ltd.                                               United Kingdom
             Bettis UK Ltd.                                                United Kingdom
             Prime Actuator Control  Systems UK Ltd.                       United Kingdom
       Bettis Canada Ltd.                                                          Canada
       Bettis GmbH                                                                Germany
       Bettis France SARL                                                          France
       Dantorque A/S                                                              Denmark
       Shafer Valve Company                                                          Ohio
       Bettis Electric Actuator Corporation                                      Delaware
       Bettis Foreign Sales Corp.                                                Barbados
       Bettis Controls Pvt. Ltd. (50%)                                              India

Daniel International Ltd.                                                  United Kingdom
       Daniel Europe Ltd.                                                  United Kingdom
             Spectra-Tek International Ltd.                                United Kingdom
                  Daniel Asia Pacific Ltd.                                      Singapore
             Spectra-Tek Holdings Ltd.                                     United Kingdom
             Spectra-Tek UK Ltd.                                           United Kingdom
                  Advanced Spectra-Tek Private Ltd. (40%)                           India




*Ownership at 100% unless otherwise specified.